Exhibit 99.1

Gaming and Leisure Properties Completes Previously Announced Transaction to Acquire The Meadows Racetrack and Casino for $440 Million

-Closes Sale of the Operating Assets to Pinnacle Entertainment for $138 Million-
-Enters into 29 Year Lease with Pinnacle for the Real Estate-

WYOMISSING, Pa., Sept. 12, 2016 (GLOBE NEWSWIRE) -- Gaming and Leisure Properties, Inc. (NASDAQ:GLPI) ("GLPI" or the "Company") today announced the closing of its previously-announced transaction to acquire The Meadows Racetrack and Casino ("The Meadows") located in Washington, Pennsylvania, a suburb of Pittsburgh, Pennsylvania, from Cannery Casino Resorts, LLC ("Cannery") for $440 million, inclusive of $10 million previously paid, plus other transaction related fees and expenses. The Company concurrently closed on the sale of the entities holding the gaming licenses and operating assets to Pinnacle Entertainment, Inc. (NASDAQ:PNK) ("Pinnacle") for $138 million and entered into a 29 year triple net lease agreement, with initial annual rent of $25.4 million. The Company funded the transaction, net of proceeds received from the sale of the operating assets to Pinnacle, through a combination of cash on hand, proceeds from the Company's at-the-market ("ATM") equity program and borrowings from the Company's revolving credit facility.  The transaction, which is expected to be immediately accretive, was approved by the Pennsylvania Gaming Control Board on September 7, 2016 and the Pennsylvania Harness Racing Commission in August 2016.
About Gaming and Leisure Properties
GLPI is primarily engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties  and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI elected to be taxed as a real estate investment trust ("REIT") for United States federal income tax purposes commencing with the 2014 taxable year and is the first publicly traded triple-net lease REIT focused on gaming.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as "expects," "believes," "estimates," "intends," "may," "will," "should" or "anticipates" or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the post-transaction impact on GLPI's financial condition and operating results; GLPI's ability to maintain its status as a REIT; our ability to access capital through equity markets in amounts and at prices acceptable to GLPI; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI's Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI's behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.
Contact
Investor Relations
Kara Smith
T: 646-277-1211
Email: Kara.Smith@icrinc.com

Bill Clifford
T: 610-401-2900
Email: Bclifford@glpropinc.com